AMERICAN COMMUNITY PROPERTIES TRUST

Restricted Share Award Agreement

THIS RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), effective as of the 9th day of September, 2009, relates to the award of 363,743 restricted common shares of beneficial interest by AMERICAN COMMUNITY PROPERTIES TRUST (the “Company”) to STEPHEN K. GRIESSEL (the “Participant”), in accordance with and subject to the provisions of the Company’s 2009 Share Incentive Plan (the “Plan”).  A copy of the Plan has been made available to the Participant.  All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

Background

The Amended and Restated Employment Agreement, dated May 14, 2009, by and among the Company, American Rental Management Company, and Stephen K. Griessel provides for the award to Mr. Griessel of 363,743 restricted common shares of beneficial interest of the Company (“Common Shares”) pursuant to an award agreement under the Company’s equity incentive plan, with 181,872 of such Common Shares to be subject to time-based vesting (the “Service Shares”) and 181,871 of such Common Shares to be subject to performance-based vesting over a period not to exceed five years, subject to approval of such Award by the Compensation Committee and the Board of Trustees of the Company (the “Performance Shares”). The Compensation Committee has undertaken a detailed analysis of the performance provisions relating to all of the 181,871 Performance Shares but has not yet finalized such analysis.  Notwithstanding the fact that the performance-based vesting provisions with respect to all of the 181,871 Performance Shares have not been finalized, the Compensation Committee and the Board of Trustees have approved the grant of 363,743 Common Shares, subject to the terms and conditions of this Agreement.

1.           Grant of Award.  In accordance with the Plan, and effective as of September 9, 2009 (the “Date of Grant”), the Company hereby grants to the Participant or his nominee or affiliate, subject to the terms and conditions of the Plan and this Agreement, a Restricted Share Award (the “Award”) consisting of 363,743 Common Shares (the “Shares”).

2.           Vesting of Shares.  The Participant’s interest in the Shares covered by the Award shall become vested and nonforfeitable (“Vested”) in accordance with this Section 2.

(a)           Continued Service.  The Participant’s interest in 36,374 of the Service Shares shall be Vested on each September 30 in 2009, 2010, 2011 and 2012 if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until such date and the Participant’s interest in the remaining 36,376 Service Shares shall be Vested on September 30, 2013 if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until such date.

(b)           Performance.  In recognition of the Participant’s exemplary performance during the past year, including in particular his successful efforts to complete the sale of certain Company properties located in Puerto Rico on favorable terms, the Participant’s interest in

36,374 of the Performance Shares shall be Vested on September 30, 2009.  If (i) the Compensation Committee and the Board of Trustees of the Company have not approved performance-based vesting provisions with respect to the remaining 145,498 of the Performance Shares covered by the Award within six (6) months after the Date of Grant, then the Participant’s interest in 36,374 of such Performance Shares shall be Vested on each September 30 in 2010, 2011 and 2012 if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until such date and the Participant’s interest in the remaining 36,376 of such Performance Shares shall be Vested on September 30, 2013 if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until such date.  Notwithstanding the foregoing, the Board shall have the discretion to approve at any time the vesting of any unvested portion of the Shares covered by the Award.

(b)           Death or Disability.  Any Shares not previously Vested shall be automatically Vested on the date that the Participant’s employment with the Company and its Affiliates terminates on account of the Participant’s death or Disability if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that such employment ends on account of the Participant’s death or Disability.  For purposes of this Agreement, the term “Disability” has the same meaning as set forth in the Amended and Restated Employment Agreement between the Company and the Participant and dated as of May 14, 2009 (the “Employment Agreement”).

(c)           Termination for Good Reason or Without Cause.  Any Shares not previously Vested shall be automatically Vested on the date that the Participant’s employment with the Company and its Affiliates terminates on account of (i) the Participant’s termination of his employment for Good Reason if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that such employment ends on account of Participant’s termination for Good Reason or (ii) the Company’s termination of the Participant’s employment without Cause if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that such employment is terminated by the Company without Cause.  For purposes of this Agreement, the terms “Good Reason” and “Cause” have the same meanings as set forth in the Employment Agreement.

(d)           Delisting or Change in Control.  Any Shares not previously Vested shall be automatically Vested upon the first to occur of (i) the date that the common shares of the Company are delisted from the NYSE AlterNext exchange (but only if they are not relisted at that time on another national securities exchange) if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that such delisting occurs or (ii) the date on which a transaction that will result in a Change in Control of the Company (as that term is defined in the Plan) is closed if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date that such closing occurs; provided, however, that a sale by the members of the Wilson family of Common Shares representing a majority of the Voting Shares of the Company to a third party or group of affiliated third parties in a privately negotiated secondary sale transaction shall not be deemed a Change in Control for purposes of this paragraph.

(e)           Forfeiture.   Any Shares that do not Vest on or before the date that the Participant’s employment with the Company and its Affiliates terminates shall be forfeited on the date that the Participant’s employment with the Company and its Affiliates ends, unless the Company decides not to renew the Participant’s contract at the end of the first term and while Shares are still outstanding, in which case the balance shall Vest at that time.

3.           Transferability.  Shares covered by the Award that have not become Vested under Section 2 cannot be transferred.  The Shares covered by the Award may be transferred, subject to the requirements of applicable securities laws, after they become Vested under Section 2.

4.           Shareholder Rights.  On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights as a shareholder of the Company with respect to the Shares covered by the Award, including the right to vote the Shares and to receive, free of all restrictions, all dividends and distributions on the Shares.  Notwithstanding the preceding sentence, any Common Shares or other securities issued with respect to the Shares in a share dividend, share split, etc., shall be vested and transferable to the extent that the Award has become Vested under Section 2.

5.           Withholding.  The Participant and the Company shall make arrangements acceptable to the Company for the satisfaction of any federal, state and local tax withholding requirements associated with the Award; provided, however, that the Participant shall be permitted to surrender Shares to the Company to satisfy all or part of the Participant’s tax withholding obligation.

6.           No Right to Continued Employment.  The grant of the Award does not give the Participant any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment at any time.

7.           Custody of Certificate; Stock Power.  The certificate evidencing the Shares covered by the Award (and any Common Shares or other securities issued with respect to those Shares) shall be held by, or on behalf of, the Company until the Shares are Vested under Section 2.  The Participant hereby appoints the Company’s Secretary or his or her successor, as the true and lawful attorney of the Participant, to endorse and execute for and in the name and stead of the Participant any certificates evidencing any Shares covered by the Award (and any Common Shares or other securities issued with respect to those Shares) that are forfeited under Section 2.

8.           Governing Law.  This Agreement shall be governed by the laws of the State of Maryland.

9.           Conflicts.  In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

10.           Participant Bound by Plan.  The Participant hereby acknowledges that a copy of the Plan has been made available to him and agrees to be bound by all the terms and provisions of the Plan.

11.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the successors of the Company.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement effective as of the date set forth above.

AMERICAN COMMUNITY PROPERTIES TRUST                 STEPHEN K. GRIESSEL

By:      /s/Matthew M. Martin                                                       /s/ Stephen K. Griessel
Name:  Matthew M. Martin
Title:    Chief Financial Officer